Exhibit 3.1

                         RECKSON ASSOCIATES REALTY CORP.

                             ARTICLES SUPPLEMENTARY

                     ESTABLISHING AND FIXING THE RIGHTS AND
              PREFERENCES OF A SERIES OF SHARES OF PREFERRED STOCK


         Reckson Associates Realty Corp., a Maryland corporation (the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

First: Pursuant to the authority expressly vested in the Board of Directors of
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the Corporation by Article VI of its Charter, as heretofore amended (which, as hereafter restated or amended from time to time, are together with these Articles Supplementary herein called the "Articles"), the Board of Directors has, by resolution, duly designated and classified 6,000,000 shares of the Preferred Stock of the Corporation into a series designated Series B Convertible Cumulative Preferred Stock and has provided for the issuance of such series.

Second: The preferences, rights, voting powers, restrictions, limitations as to
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distributions, qualifications and terms and conditions of redemption of the shares of such series of Preferred Stock, which upon any restatement of the Articles shall be included as part of Article VI of the Articles, are as follows:

                 SERIES B CONVERTIBLE CUMULATIVE PREFERRED STOCK

(1)  Designation and Number. A series of Preferred Stock of the Corporation
     ----------------------
("Preferred Stock"), designated the "Series B Cumulative Convertible Preferred Stock" (the "Series B Preferred"), is hereby established. The number of shares of the Series B Preferred shall be 6,000,000.

(2)  Rank. The Series B Preferred will, with respect to distribution rights and
     ----
rights upon liquidation, dissolution or winding up of the Corporation, rank: (a) senior to all classes or series of Common Stock of the Corporation ("Common Stock") and to all equity securities issued by the Corporation the terms of which provide that such equity securities shall rank junior to such Series B Preferred; (b) on a parity with the 7 5/8% Series A Convertible Cumulative Preferred Stock of the Corporation and all equity securities issued by the Corporation other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Corporation that rank senior to the Series B Preferred in accordance with Section 6(d). The term "equity securities" shall not include convertible debt securities.

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(3)  Distributions.
     -------------

     (a) Holders of the shares of Series B Preferred shall be entitled to receive, when and as authorized by the Board of Directors, out of funds legally available for the payment of distributions, cumulative cash distributions at a rate equal to (i) in the case of the period from and including the date of original issue to but excluding April 30, 2000, 7.85% per annum of the liquidation preference per share (equivalent to $1.9625 per annum per share),
(ii) in the case of the period from and including April 30, 2000 to but excluding April 30, 2001, 8.35% per annum of the liquidation preference per share (equivalent to $2.0875 per annum per share) and (iii) in the case of the period from and including April 30, 2001 and thereafter until any applicable redemption or conversion, 8.85% per annum of the liquidation preference per share (equivalent to $2.2125 per annum per share). Distributions on the Series B Preferred shall be cumulative from the date of original issue and shall be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year or, if not a Business Day, the next succeeding Business Day, commencing July 31, 1999 (each, a "Distribution Payment Date"). Any distribution payable on the Series B Preferred for a partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the stock transfer records of the Corporation at the close of business on the applicable record date, which shall be such date designated by the Board of Directors of the Corporation for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a "Distribution Payment Record Date"). When used herein, the term "distributions" shall include any liquidated damages referred to in clause (g) below.

     (b) No distributions on the Series B Preferred shall be authorized by the Board of Directors of the Corporation or be paid or set apart in trust for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

     (c) Distributions on the Series B Preferred will accumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series B Preferred will not bear interest and holders of the Series B Preferred will not be entitled to any distributions in excess of full cumulative distributions as described above.

     (d) No full distributions will be authorized or paid or set apart in trust for payment on any equity securities of the Corporation ranking, as to distributions, on a parity with or junior to the Series B Preferred for any period unless full distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart in trust for such payment on the Series B Preferred for all past distribution periods and the then current distribution period. When distributions are not paid in full or a sum sufficient for such full payment is not so set apart in trust upon the Series B Preferred and the other equity securities of the Corporation ranking on a parity as to distributions with the Series B Preferred, all distributions authorized upon the Series B Preferred and any other equity securities of the Corporation ranking on a parity as to distributions with the Series B Preferred shall be authorized pro rata so that the amount of distributions authorized per share of Series B Preferred and such other equity securities shall in all cases bear to each other the same ratio that accumulated distributions per share on the Series B Preferred and such other equity securities (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have cumulative distributions) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series B Preferred which may be in arrears.

     (e) Except as provided in Section 3(d), unless full distributions on the Series B Preferred have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart in trust for payment for all past distribution periods and the then current distribution period, no distributions (other than in shares of Common Stock or other equity securities of the Corporation ranking junior to the Series B Preferred as to distributions and upon liquidation) shall be authorized or paid or set aside in trust for payment or other distribution shall be authorized or made upon the Common Stock or any other equity securities of the Corporation ranking junior to or on a parity with the Series B Preferred as to distributions or upon liquidation, nor shall any shares of Common Stock or any other equity securities of the Corporation ranking junior to or on a parity with the Series B Preferred as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except
(1) by conversion into or exchange for other stock of the Corporation ranking junior to the Series B Preferred as to distributions and upon liquidation or (2) redemptions for the purpose of preserving the Corporation's status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code").

     (f) Any distribution payment made on shares of the Series B Preferred shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.

     (g) If the Corporation fails to file a registration statement within the period of time required by the Registration Rights Agreement dated June 2, 1999 between the Corporation and the initial purchasers named therein (the "Registration Rights Agreement"), or such registration statement does not become effective within the period of time required by the Registration Rights Agreement, or the Corporation fails to maintain the effectiveness of the required registration statement as required by the Registration Rights Agreement, liquidated damages shall accumulate on the liquidation preference of the Series B Preferred at a rate of 0.25% per annum (equivalent to a fixed annual amount of $0.125 per share).

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(4)  Liquidation Preference.
     ----------------------

     (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (referred to herein as a "liquidation"), the holders of the Series B Preferred will be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders liquidating distributions, in cash or property at its fair market value as determined by the Corporation's Board of Directors, in the amount of a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid distributions to the date of such liquidation, before any distribution or payment is made to holders of Common Stock or any other equity securities of the Corporation ranking junior to the Series B Preferred as to the distribution of assets upon a liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred will have no right or claim to any of the remaining assets of the Corporation.

     (b) In the event that, upon any liquidation of the Corporation, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred and the corresponding amounts payable on all other equity securities of the Corporation ranking on a parity with Series B Preferred in the distribution of assets upon a liquidation, then the holders of Series B Preferred and all other such equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions per share to which they would otherwise be respectively entitled.

     (c) The consolidation or merger of the Corporation with or into any other entity, or the merger of another entity with or into the Corporation, or a statutory share exchange by the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation of the Corporation.

     (d) The liquidation preference of the outstanding shares of Series B Preferred will not be added to the liabilities of the Corporation for the purpose of determining whether under the Maryland General Corporation Law a distribution may be made to stockholders of the Corporation whose preferential rights upon dissolution of the Corporation are junior to those of holders of Series B Preferred. This Section 4(d) shall be without prejudice to the provisions of Sections 3(a) and 4(a) hereof.

(5)  Redemption.
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     (a) Shares of Series B Preferred will not be redeemable prior to March 2,
2002, subject to the provisions of Sections 5(d) and 8. On or after March 2, 2002, the Corporation may redeem shares of the Series B Preferred, in whole or in part, from time to time, at a redemption price per share in cash equal to (i) in the case of a redemption from and including March 2, 2002 to and including June 2, 2003, an amount that provides an annual rate of return in respect of such share of 15% calculated based on the timing and amount of all payments (including all distributions other than liquidated damages) made to and including the date of redemption, relative to the liquidation preference thereof, (ii) in the case of a redemption from and including June 2, 2003 to and including June 2, 2004, $25.50 and (iii) in the case of a redemption from and including June 2, 2004 and thereafter, $25.00, plus, in each case, all accumulated and unpaid distributions thereon to the date of redemption (the "Cash Redemption Right").

     (b) In addition to the Cash Redemption Right, on or after March 2, 2002, the Series B Preferred shall be redeemable by the Corporation, in whole or in part, at the option of the Corporation, for such number of shares of Common Stock (as defined in Section 7(a)) as equals the redemption price per share of Series B Preferred referred to in clause (i), (ii) or (iii), as applicable, in
Section 5(a), exclusive of accumulated and unpaid distributions to the date of redemption, divided by the Conversion Price (as defined in Section 7(a)) as of the opening of business on the date set forth for such redemption (the "Stock Redemption Right").

     (c) If fewer than all of the outstanding shares of Series B Preferred are to be redeemed pursuant to the Cash Redemption Right or the Stock Redemption Right, the shares to be redeemed shall be determined pro rata or by lot or in such other manner as prescribed by the Board of Directors of the Corporation. In the event that such redemption is to be by lot and, as a result of such redemption, any holder of Series B Preferred would own, or be deemed by virtue of the attribution provisions of the Code to own, in excess of 9.0% in value of all outstanding equity securities of the Corporation because such holder's shares were not redeemed, or were only redeemed in part, then the Corporation, to the extent permitted by operative law, will redeem the requisite number of shares of Series B Preferred of such stockholder such that such stockholder will not own, or be deemed by virtue of the attribution provisions of the Code to own, in excess of 9.0% in value of all equity securities of the Corporation issued and outstanding subsequent to such redemption.

     (d) Notwithstanding anything to the contrary contained herein, the Corporation may redeem shares of Series B Preferred at any time, whether or not prior to March 2, 2002, if the Board of Directors of the Corporation determines that such redemption is necessary or advisable to preserve the Corporation's status as a REIT at a redemption price per share equal to (i) in the case of a redemption prior to March 2, 2002, in cash or stock , the greater of the liquidation preference of such shares of Series B Preferred and the fair market value of such shares of Series B Preferred as determined in good faith by the Corporation's Board of Directors; and (ii) in the case of a redemption or after March 2, 2002, as set forth in Section 5(a).

     (e) Notice of redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the date fixed for redemption (the "Series B Preferred Stock Redemption Date"), addressed to the respective holders of record of the Series B Preferred to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation.

     Each notice of redemption shall state: (i) the Series B Preferred Stock Redemption Date; (ii) the number of shares of Series B Preferred to be redeemed;
(iii) with respect to the Cash Redemption Right, the redemption price; (iv) with respect to the Stock Redemption Right, the number of shares of Common Stock to be issued with respect to each share of Series B Preferred; (v) the place or places where certificates representing such shares of Series B Preferred are to be surrendered for payment of the redemption price in cash, with respect to the Cash Redemption Right, and in certificates representing shares of Common Stock, with respect to the Stock Redemption Right; (vi) that distributions on the shares to be redeemed will cease to accumulate on such Series B Preferred Stock Redemption Date; and (vii) the date upon which the holder's conversion rights as to such shares shall terminate. If fewer than all the shares of Series B Preferred are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Series B Preferred to be redeemed from each such holder.

     (f) At its election, the Corporation, prior to the Series B Preferred Stock Redemption Date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions) (in cash or shares of Common Stock, as applicable) of the Series B Preferred so called for redemption in trust for the holders thereof with a bank or trust company organized and doing business under the laws of the United States of America or any State thereof and having a combined capital and surplus of not less than $50,000,000, in which case the notice of redemption to holders of the Series B Preferred to be redeemed will
(i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) state that such holders will be paid only against presentation and surrender of the certificates representing such Series B Preferred at such place on or about the date fixed in such redemption notice (which may not be later than the Series B Preferred Stock Redemption Date). Any monies or shares of Common Stock so deposited which remain unclaimed by the holders of the Series B Preferred at the end of two years after the Series B Preferred Stock Redemption Date will be returned by such bank or trust company to the Corporation, without prejudice to the claims of such holders of the Series B Preferred in respect of the Corporation.

     (g) No failure to give notice of redemption or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred except as to the holder to whom notice was defective or not given.

     (h) On or after the Series B Preferred Stock Redemption Date, the redemption price of the related Series B Preferred (in cash or shares of Common Stock, as applicable) will be paid to or on the order of the person whose name appears on the certificates representing the Series B Preferred as the owner thereof against presentation and surrender of such certificates to the Corporation at the place designated in the notice of redemption and thereupon each surrendered certificate will be canceled. In the event that fewer than all the shares of Series B Preferred are to be redeemed, a new certificate will be issued representing the unredeemed shares.

     (i) At the close of business on a Series B Preferred Stock Redemption Date relating to the exercise of the Corporation's Stock Redemption Right, each holder of Series B Preferred to be redeemed (unless the Corporation defaults in the delivery of the shares of Common Stock payable on such Series B Preferred Stock Redemption Date) will be deemed to be the record holder of the number of shares of Common Stock into which such Series B Preferred is to be redeemed, regardless of whether such holder has surrendered the certificates representing the Series B Preferred shares.

     (j) From and after the Series B Preferred Stock Redemption Date (unless the Corporation defaults in payment of the redemption price), all distributions on the Series B Preferred called for redemption will cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to the Series B Preferred Stock Redemption Date), will cease and terminate and such shares will not thereafter be transferred (except with the consent of the Corporation) on the Corporation's records, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

     (k) Unless full distributions on all shares of Series B Preferred shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart in trust for payment for all past distribution periods and the then current distribution period, no shares of Series B Preferred shall be redeemed unless all outstanding shares of Series B Preferred are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series B Preferred to preserve the REIT status of the Corporation or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred.

     (l) Unless full distributions on all shares of Series B Preferred have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart in trust for payment for all past distribution periods and the then current distribution period, the Corporation shall not purchase or otherwise acquire or cause any Affiliate (as defined in Section 9) to purchase or otherwise acquire, directly or indirectly, any shares of Series B Preferred (except by conversion into or exchange for equity securities of the Corporation ranking junior to the Series B Preferred as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Series B Preferred to preserve the REIT status of the Corporation or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred.

     (m) Immediately prior to any redemption of Series B Preferred, the Corporation shall pay, in cash, any accumulated and unpaid distributions to the Series B Preferred Stock Redemption Date against presentation and surrender of the certificates representing such Series B Preferred, unless such Series B Preferred Stock Redemption Date falls after a Distribution Payment Record Date and on or prior to the corresponding Distribution Payment Date, in which case each holder of Series B Preferred at the close of business on such Distribution Payment Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares on or prior to such Distribution Payment Date. Except as provided above, the Corporation will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series B Preferred for which a notice of redemption has been given.

     (n) Any shares of Series B Preferred that have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

     (o) No fractional shares of Common Stock will be issued upon redemption of Series B Preferred pursuant to the Corporation's Stock Redemption Right. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the redemption of Series B Preferred, the Corporation will pay to the holder of such Series B Preferred an amount in cash in respect of such fractional interest (computed to the nearest cent) based upon the Current Market Price of shares of Common Stock on the Trading Day immediately preceding the Series B Preferred Stock Redemption Date. If more than one share of Series B Preferred shall be surrendered for redemption at one time by the same holder, the number of full shares of Common Stock issuable upon redemption thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred so surrendered.

     (p) The Corporation covenants that any shares of Common Stock issued upon redemption of Series B Preferred will be validly issued, fully paid and non-assessable.

     (q) The Series B Preferred will not have a stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions.

(6)  Voting Rights.
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     (a) Holders of the Series B Preferred will not have any voting rights, except as set forth below. In any matter in which the Series B Preferred is entitled to vote, including any action by written consent, each share of Series B Preferred shall be entitled to one vote.

     (b) So long as any shares of Series B Preferred remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of record of at least two-thirds of the outstanding shares of the Series B Preferred given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any equity securities ranking senior to the Series B Preferred with respect to payment of distributions or the distribution of assets upon a liquidation of the Corporation or reclassify any authorized stock of the Corporation into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such stock or (ii) amend, alter or repeal the provisions of the Articles, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred or the holders thereof; provided, however, that the holders of the Series B Preferred shall not be entitled to any voting rights in connection with an Event if as a result of such Event (a) shares of Series B Preferred remain outstanding with the terms thereof materially unchanged or (b) the Corporation is not the surviving entity but the surviving entity issues to the holders of the Series B Preferred the same number of shares of a separate class of preferred stock with rights, preferences, privileges and voting powers that are materially unchanged from the preferences, rights, privileges and other terms of the Series B Preferred; and provided, further, that (x) any increase in the amount of the authorized Series B Preferred or the creation or issuance of any other series of Preferred Stock or (y) any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series B Preferred with respect to payment of distributions or the distribution of assets upon a liquidation of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     (c) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred shall have been converted, redeemed or called for redemption upon proper notice and sufficient funds or shares of Common Stock, as applicable, shall have been deposited in trust to effect such redemption.

     (d) Whenever distributions on any shares of Series B Preferred shall be in arrears for six or more quarterly periods (a "Preferred Distribution Default"), the holders of such shares of Series B Preferred (voting separately as a class with all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the Corporation (the "Preferred Stock Directors") at a special meeting called by the holders of record of at least 10% of the outstanding shares of Series B Preferred or the holders of any other series of Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all distributions accumulated on such shares of Series B Preferred for the past distribution periods and the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof is set aside in trust for payment. In such cases, the entire Board of Directors of the Corporation will be increased by two directors.

     (e) If and when all accumulated distributions and the distribution for the current distribution period on the Series B Preferred shall have been paid in full or set aside in trust for payment in full, the holders of shares of Series B Preferred shall be divested of the voting rights set forth in Section 6(d) (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the current distribution period have been paid in full or set aside in trust for payment in full on all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate immediately. So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B Preferred when they have the voting rights set forth in Section 6(d) (voting separately as a class with all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter presented to the Board of Directors.

(7)  Conversion.
     ----------

     (a) Subject to Section 8, shares of Series B Preferred will be convertible at any time, at the option of the holders thereof, into Class A common stock of the Corporation (the "Common Stock") at a conversion price of $26.05 per share of Common Stock (equivalent to a conversion rate of .9597 shares of Common Stock for each share of Series B Preferred), subject to adjustment as described below (the "Conversion Price"); provided, however, that the right to convert shares of Series B Preferred called for redemption will terminate at the close of business on the fifth Business Day prior to any Series B Preferred Stock Redemption Date for such shares.

     (b) To exercise the conversion right, the holder of each Series B Preferred to be converted shall surrender the certificate representing such Series B Preferred, duly endorsed or assigned to the Corporation or in blank, at the principal office of the Transfer Agent accompanied by written notice to the Corporation that such holder elects to convert such Series B Preferred. Unless the shares of Common Stock issuable on conversion are to be issued in the same name as the name in which such Series B Preferred is registered, in which case the Corporation shall bear the related taxes, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid or that such taxes are not due).

     (c) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates representing shares of Series B Preferred shall have been surrendered and such notice (and if applicable, payment of an amount equal to the distribution payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates representing shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the stock transfer records of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer records are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares have been surrendered and such notice received by the Corporation.

     (d) Holders of shares of Series B Preferred at the close of business on a Distribution Payment Record Date shall be entitled to receive the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the conversion of such shares following such Distribution Payment Record Date and prior to such Distribution Payment Date. A holder of Series B Preferred on a Distribution Payment Record Date who (or whose transferee) tenders any such shares for conversion into Common Stock on such Distribution Payment Date shall receive the distribution payable by the Corporation on such Series B Preferred on such date, and the converting holder need not include payment of the amount of such distribution upon surrender of certificates representing such Series B Preferred for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted shares or for distribution on the Common Stock that is issued upon such conversion.

     As promptly as practicable after the surrender of certificates for Series B Preferred as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 7(e).

     (e) No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred. Instead of any fractional share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series B Preferred, the Corporation shall pay to the holder of such share an amount in cash in respect of such fractional interest based upon the Current Market Price of a share of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share of Series B Preferred shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred so surrendered.

     (f) The Conversion Price shall be adjusted from time to time as follows:

          (i) If the Corporation shall after the date on which shares of Series B Preferred are first issued (the "Issue Date") (A) pay or make a distribution in Common Stock to holders of its equity securities, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any equity securities by reclassification of its Common Stock, then the Conversion Price in effect at the opening of business on the day following the record date for the determination of stockholders entitled to receive such distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series B Preferred thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares been converted immediately prior to the record date in the case of a distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subsection (i) shall become effective immediately after the opening of business on the day following such record date (except as provided in Section 7(j)) in the case of a distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

          (ii) If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share less than the Fair Market Value per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the record date for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the record date for such determination and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the record date for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day following such record date (except as provided in Section 7(j)). In determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase Common Stock at less than the Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Corporation's Chief Executive Officer or the Board of Directors of the Corporation.

          (iii) If the Corporation shall distribute to all holders of its Common Stock any equity securities of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (excluding Permitted Common Stock Cash Distributions and those rights, options and warrants referred to in and treated under subsection (ii) above), then the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock on the record date for such determination less the then fair market value (as determined by the Corporation's Chief Executive Officer or the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the equity securities, evidences of indebtedness or assets so distributed applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of Common Stock on the record date for such determination. Such adjustment shall become effective immediately at the opening of business on the day following such record date (except as provided in Section7(j)). For the purposes of this subsection (iii), the distribution of equity securities, evidences of indebtedness or assets which are distributed not only to the holders of Common Stock on the record date for the determination of stockholders entitled to such distribution, but also are distributed with each share of Common Stock delivered to a person converting a share of Series B Preferred after such record date, shall not require an adjustment of the Conversion Price pursuant to this subsection (iii), provided that on the date, if any, on which a person converting a share of Series B Preferred would no longer be entitled to receive such equity securities, evidences of indebtedness or assets with a share of Common Stock (other than as a result of the termination of all such equity securities, evidences of indebtedness or assets), a distribution of such equity securities, evidences of indebtedness or assets shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be "the record date for the determination of the stockholders entitled to receive such distribution" within the meaning of the two preceding sentences).

          (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments that by reason of this subsection (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7 (other than this subsection (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Stock. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Stock pursuant to any plan providing for the reinvestment of distributions or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under such plan. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this subsection (f) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this subsection (f), as it in its discretion shall determine to be advisable in order that any share distributions, subdivision, reclassification or combination of shares, distribution of rights, options or warrants to purchase shares or securities, or a distribution of other assets (other than cash distributions) hereafter made by the Corporation to its stockholders shall not be taxable.

     (g) Except as otherwise provided for in Section 7(f), if the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the Common Stock or sale of all or substantially all of the Corporation's assets), in each case as a result of which Common Stock shall be converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof (each of the foregoing being referred to herein as a "Transaction")), each share of Series B Preferred, if convertible after the consummation of the Transaction, which is not converted into the right to receive shares, stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series B Preferred was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of the election, if any, as to the kind or amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon such Transaction (each, a "Non-Electing Share") (provided that if the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon consummation of such Transaction is not the same for each Non-Electing Share, the kind and amount receivable by each Non-Electing Share shall be deemed to be the kind and amount receivable per share by a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (g), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series B Preferred that will contain provisions enabling holders of Series B Preferred that remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this subsection (g) shall similarly apply to successive Transactions.

     (h) If:

          (i) the Corporation shall declare a distribution on the Common Stock (other than Permitted Common Stock Cash Distributions) or there shall be a reclassification, subdivision or combination of the Common Stock; or

          (ii) the Corporation shall grant to the holders of the Common Stock rights, options or warrants to subscribe for or purchase Common Stock at less than Fair Market Value; or

          (iii) the Corporation shall enter into a Transaction; or

          (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of the Series B Preferred at their addresses as shown on the stock transfer records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights, options or warrants are to be determined or (B) the date on which such reclassification, subdivision, combination, Transaction or liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reclassification, subdivision, combination, Transaction or liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

     (i) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series B Preferred at such holder's last address as shown on the stock transfer records of the Corporation.

     (j) In any case in which Section 7(f) provides that an adjustment shall become effective on the day following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series B Preferred converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) fractionalizing any share of Series B Preferred and/or paying to such holder any amount of cash in lieu of any fraction pursuant to Section 7(e).

     (k) There shall be no adjustment of the Conversion Price in case of the issuance of any equity securities of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of Section 7(f), only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

     (l) If the Corporation shall take any action affecting the Common Stock, other than action described in this Section 7, that in the judgment of the Board of Directors of the Corporation would materially adversely affect the conversion rights of the holders of the Series B Preferred, the Conversion Price for the Series B Preferred may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors of the Corporation, in its sole discretion, may determine to be equitable under the circumstances.

     (m) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of effecting conversion of the Series B Preferred, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred not theretofore converted. For purposes of this subsection (m), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     (n) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Stock or other securities or property on conversion of the Series B Preferred pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the record holder of the Series B Preferred to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

(8)  Ownership Limitations. Notwithstanding Article VII of the Articles, the
     ---------------------
provisions of this Section 8 shall apply with respect to the limitations on the ownership and acquisition of shares of Series B Preferred.

     (a) Restriction on Ownership and Transfer.

          (i) Except as provided in Section 8(h), no Person shall Beneficially Own or Constructively Own any shares of Series B Preferred such that such Person would Beneficially Own or Constructively Own Capital Stock in excess of the Aggregate Stock Ownership Limit, and the intended transferee shall acquire no rights in such Series B Preferred; and

          (ii) Notwithstanding any other provisions contained in this Section 8, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) or other event that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer of the Series B Preferred or other event which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code or would otherwise result in the Corporation failing to qualify as a REIT; and the intended transferee or owner or Constructive or Beneficial Owner shall acquire or retain no rights in such Series B Preferred.

     (b) Conversion Into and Exchange For Series B Excess Preferred. If, notwithstanding the other provisions contained in this Section 8, at any time after the Issue Date, there is a purported Transfer or Acquisition (whether or not such Transfer or Acquisition is the result of a transaction entered into through the facilities of the NYSE), change in the capital structure of the Corporation or other event such that one or more of the restrictions on ownership and transfers described in Section 8(a), above, has been violated, then the Series B Preferred being Transferred or Acquired (or in the case of an event other than a Transfer or Acquisition, the Series B Preferred owned or Constructively Owned or Beneficially Owned or, if the next sentence applies, the Series B Preferred identified in the next sentence) which would cause one or more of the restrictions on ownership or transfer to be violated (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Series B Excess Preferred. If at any time of such purported Transfer or Acquisition any of the shares of the Series B Preferred are then owned by a depositary to permit the trading of beneficial interests in fractional shares of Series B Preferred, then shares of Series B Preferred that shall be converted to Series B Excess Preferred shall be first taken from any Series B Preferred that is not in such depositary that is Beneficially Owned or Constructively Owned by the Person whose Beneficial Ownership or Constructive Ownership would otherwise violate the restrictions of Section 8(a) prior to converting any shares in such depositary. Any conversion pursuant to this subparagraph shall be effective as of the close of business on the Business Day prior to the date of such Transfer or other event.

     (c) Remedies For Breach. If the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 8(a) or that a Person intends to Transfer or Acquire, has attempted to Transfer or Acquire or may Transfer or Acquire direct ownership, beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of Section 8(a), the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition or other event, including, but not limited to, causing the Corporation to purchase such shares upon the terms and conditions specified by the Board of Directors in its sole discretion, refusing to give effect to such Transfer, Acquisition or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer, Acquisition or other event; provided, however, that any Transfer or Acquisition (or, in the case of events other than a Transfer or Acquisition, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 8(a) shall automatically result in the conversion described in Section 8(b), irrespective of any action (or non-action) by the Board of Directors.

     (d) Notice of Restricted Transfer. Any Person who Acquires or attempts to Acquire or Beneficially Owns or Constructively Owns shares of Series B Preferred in excess of the aforementioned limitations, or any Person who is or attempts to become a transferee such that Series B Excess Preferred results under the provisions of these Articles, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the corporation's status as a REIT.

     (e) Owners Required To Provide Information. From and after the Issue Date, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Series B Preferred and each Person (including the stockholder of record) who is holding Series B Preferred for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

     (f) Remedies Not Limited. Nothing contained in this Section 8 (but subject to Section 8(l)) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

     (g) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 8, including any definition contained in Section 9, the Board of Directors shall have the power to determine the application of the provisions of this Section 8 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 8(l)).

     (h) Exceptions.

          (i) Subject to Section 8(a)(ii), the Board of Directors, in its sole and absolute discretion, with the advice of the Corporation's tax counsel, may exempt a Person from the limitation on a Person Beneficially Owning Series B Preferred in excess of the Aggregate Stock Ownership Limit if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficially Owning Series B Preferred would violate the Aggregate Stock Ownership Limit and such Person agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in this Section 8) or attempted violation will result in such Series B Preferred being exchanged for Series B Excess Preferred in accordance with Section 8(b).

          (ii) Subject to Section 8(a)(ii), the Board of Directors, in its sole and absolute discretion, with advice of the Corporation's tax counsel, may exempt a Person from the limitation on a Person Beneficially Owning or Acquiring Series B Preferred in excess of the Aggregate Stock Ownership Limit if such Person does not and represents that it will not own, directly or constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), own more than a 9% interest (as set forth in Section 856(d)(2)(B) of the Code) in a tenant of the Corporation and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and such Person agrees that any violation or attempted violation will result in such Series B Preferred in excess of the Aggregate Stock Ownership Limit being exchanged for Series B Excess Preferred in accordance with Section 8(b).

          (iii) Prior to granting any exception pursuant to Section 8(h)(ii), the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole discretion as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT; provided, however, that obtaining a favorable ruling or opinion shall not be required for the Board of Directors to grant an exception hereunder.

     (i) Legend. Each certificate for Series B Preferred shall bear substantially the following legend:

     "The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemptions of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation including all amendments and supplements thereto (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

     The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter of the Corporation, no Person may Acquire any shares of Series B Preferred if, as a result of such Acquisition, such Person shall Beneficially Own or Constructively Own any shares of Series B Preferred such that such Person would Beneficially Own or Constructively Own Capital Stock in excess of 9% in value of the aggregate of the outstanding shares of Capital Stock of the Corporation. Any Person who Acquires or attempts to Acquire or Beneficially Owns or Constructively Owns shares of Series B Preferred in excess of the aforementioned limitation, or any Person who is or attempts to become a transferee such that Series B Excess Preferred would result under the provisions of the Charter, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the corporation's status as a REIT. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, a copy of which, including the restrictions on transfer, will be sent to any stockholder on request and without charge. Transfers in violation of the restrictions described above shall be void ab initio. If the restrictions on ownership and transfer are violated, the securities represented hereby will be designated and treated as shares of Series B Excess Preferred which will be held in trust by the Corporation. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent."

     (j) Severability. If any provision of this Section 8 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     (k) Series B Excess Preferred.

          (i) Ownership In Trust. Upon any purported Transfer (whether or not
              ------------------
such Transfer is the result of a transaction entered into through the facilities of the NYSE) that results in the issuance of Series B Excess Preferred pursuant to Section 8(b), such Series B Excess Preferred shall be deemed to have been transferred to the Corporation, as Trustee of a Trust for the exclusive benefit of such Beneficiary or Beneficiaries to whom an interest in such Series B Excess Preferred may later be transferred pursuant to Section 8(k)(v). Series B Excess Preferred so held in trust shall be issued and outstanding shares of stock of the Corporation. The Purported Record Transferee shall have no rights in such Series B Excess Preferred except the right to designate a transferee of such Series B Excess Preferred upon the terms specified in Section 8(k)(v). The Purported Beneficial Transferee shall have no rights in such Series B Excess Preferred except as provided in this Section 8.

          (ii) Dividend Rights. Series B Excess Preferred will be entitled to
               ---------------
dividends and distributions authorized and declared with respect to the Series B Preferred from which the Series B Excess Preferred was converted and will be payable to the Trustee of the Trust in which such Series B Excess Preferred is held, for the benefit of the Charitable Beneficiary. Dividends and distributions will be authorized and declared with respect to each share of Series B Excess Preferred in an amount equal to the dividends and distributions authorized and declared on each share of Series B Preferred from which the Series B Excess Preferred was converted. Any dividend or distribution paid prior to the discovery by the Corporation that Series B Preferred has been transferred in violation of the provisions of the Articles shall be repaid by the Purported Record Transferee to the Trustee upon demand. The Corporation shall rescind any dividend or distribution authorized and declared but unpaid as void ab initio with respect to the Purported Record Transferee, and the Corporation shall pay such dividend or distribution when due to the Trustee of the Trust for the benefit of the Charitable Beneficiary.

          (iii) Conversion Rights. Holders of shares of Series B Excess
                -----------------
Preferred shall not be entitled to convert any shares of Series B Excess Preferred into shares of Common Stock. Any conversion made prior to the discovery by the Corporation that shares of Series B Preferred have been converted into Series B Excess Preferred shall be void ab initio and the Purported Record Transferee shall return the shares of Common Stock into which the Series B Preferred were converted upon demand to the Corporation for reconversion into Series B Preferred and deposit into the Trust.

          (iv) Rights Upon Liquidation. In the event of any voluntary or
               -----------------------
involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of the Corporation, each holder of shares of Series B Excess Preferred shall be entitled to receive, in the case of Series B Excess Preferred converted from Series B Preferred, ratably with each other holder of Series B Preferred and Series B Excess Preferred converted from Series B Preferred, that portion of the assets of the Corporation available for distribution to its stockholders as the number of shares of the Series B Excess Preferred held by such holder bears to the total number of shares of Series B Preferred and Series B Excess Preferred then outstanding (in the case of Series B Excess Preferred converted from Series B Preferred).

     Any liquidation distributions to be distributed with respect to Series B Excess Preferred shall be distributed in the same manner as proceeds from the sale of Series B Excess Preferred are distributed as set forth in Section 8(k)(v).

          (v) Non-Transferability of Excess Stock. Series B Excess Preferred
              -----------------------------------
shall not be transferable. In its sole discretion, the Trustee of the Trust may transfer the interest in the Trust representing shares of Series B Excess Preferred to any Person if the shares of Series B Excess Preferred would not be Series B Excess Preferred in the hands of such Person. If such transfer is made, the interest of the Charitable Beneficiary in the Series B Excess Preferred shall terminate and the proceeds of the sale shall be payable by the Trustee to the Purported Record Transferee and the Charitable Beneficiary as herein set forth. The Purported Record Transferee shall receive from the Trustee the lesser of (i) the price paid by the Purported Record Transferee for its shares of Series B Preferred that were converted into Series B Excess Preferred or, if the Purported Record Transferee did not give value for such shares (e.g., the stock was received through a gift, devise or other transaction), the average closing price for the class of shares from which such shares of Series B Excess Preferred were converted for the ten trading days immediately preceding such sale or gift, and (ii) the price received by the Trustee from the sale or other disposition of the Series B Excess Preferred held in trust. The Trustee may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 8(k)(i). Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid by the Trustee to the Charitable Beneficiary. Upon such transfer of an interest in the Trust, the corresponding shares of Series B Excess Preferred in the Trust shall be automatically exchanged for an equal number of shares of Series B Excess Preferred and such shares of Series B Excess Preferred shall be transferred of record to the transferee of the interest in the Trust if such shares of Series B Excess Preferred would not be Series B Excess Preferred in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Corporation must have waived in writing its purchase rights under Section 8(k)(vii).

          (vi) Voting Rights for Series B Excess Preferred. Any vote cast by a
               -------------------------------------------
Purported Record Transferee of Series B Excess Preferred prior to the discovery by the Corporation that Series B Preferred has been transferred in violation of the provisions of these Articles shall be void ab initio. While the Series B Excess Preferred is held in trust, the Purported Record Transferee will be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Series B Preferred which have been converted into shares of Series B Excess Preferred for the benefit of the Charitable Beneficiary.

          (vii) Purchase Rights in Series B Excess Preferred. Notwithstanding
                --------------------------------------------
the provisions of Section 8(k)(v), shares of Series B Excess Preferred shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that required the issuance of such Series B Excess Preferred (or, if the Transfer or other event that resulted in the issuance of Series B Excess Preferred was not a transaction in which the Purported Beneficial Transferee gave full value for such Series B Excess Preferred, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Series B Excess Preferred) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety
(90) days after the later of (i) the date of the Transfer or other event which resulted in the issuance of such shares of Series B Excess Preferred and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in the issuance of shares of Series B Excess Preferred has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to Section 8(d). The Corporation may appoint a special trustee of the Trust for the purpose of consummating the purchase of Series B Excess Preferred by the Corporation. In the event that the Corporation's actions cause a reduction in the number of shares of Series B Preferred outstanding and such reduction results in the issuance of Series B Excess Preferred, the Corporation is required to exercise its option to repurchase such shares of Series B Excess Preferred if the Beneficial Owner notifies the Corporation that it is unable to sell its rights to such Series B Excess Preferred.

     (l) Settlement. Nothing in this Section 8 shall preclude the settlement of any transaction entered into through facilities of the NYSE.

(9)  Definitions.
     -----------

     "Acquire". The term "Acquire" shall mean the acquisition of Beneficial Ownership or Constructive Ownership of shares of Preferred Equity Stock by any means including, without limitation, a Transfer, the exercise of or right to exercise any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner or Constructive Owner, as defined below and shall not include Beneficial Ownership or Constructive Ownership that does not result from an acquisition. The term "Acquisition" shall have the correlative meaning.

     "Affiliate". The term "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder.

     "Aggregate Stock Ownership Limit". The term "Aggregate Stock Ownership Limit" shall mean not more than 9% in value of the aggregate of the outstanding shares of Capital Stock. The number and value of shares of the outstanding shares of Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes thereof.

     "Beneficial Ownership". The term "Beneficial Ownership" shall mean ownership of Series B Preferred or Series B Excess Preferred by a Person who is or would be treated as an owner of such Series B Preferred or Series B Excess Preferred either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

     "Business Day". The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

     "Capital Stock". The term "Capital Stock" shall mean all classes of series of stock of the Corporation, including, without limitation, Common Equity and Preferred Equity Stock.

     "Charitable Beneficiary". The term "Charitable Beneficiary" shall mean a beneficiary of the Trust as determined pursuant to Section 8(k).

     "Common Equity". The term "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

     "Constructive Ownership". The term "Constructive Ownership" shall mean ownership of Series B Preferred or Series B Excess Preferred by a Person who is or would be treated as an owner of such Series B Preferred or Series B Excess Preferred either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

     "Current Market Price" of publicly traded Common Stock or any other equity security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on such day shall not have been reported through Nasdaq the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Corporation's Chief Executive Officer or the Board of Directors of the Corporation.

     "Fair Market Value" shall mean the average of the daily Current Market Prices per share of Common Stock during the five consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "ex-date", when used with respect to any issuance or distribution, means the first day on which the shares of Common Stock trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, for purposes of determining that day's Current Market Price.

     "IRS". The term "IRS" shall mean the United States Internal Revenue
Service.

     "Market Price". The term "Market Price" as to any date shall mean the average of the last sales price reported on the NYSE of Series B Preferred, on the ten trading days immediately preceding the relevant date, or if not then traded on the NYSE, the average of the last reported sales price of the Series B Preferred on the ten trading days immediately preceding the relevant date as reported on any exchange or quotation system over which the Series B Preferred may be traded, of it not then traded over any exchange or quotation system, then the market price of the Series B Preferred on the relevant date as determined in good faith by the Board of Directors.

     "Permitted Common Stock Cash Distributions" shall mean those cumulative cash distributions paid with respect to the Common Stock after June 2, 1999, which are not in excess of the following: the sum of (i) the Corporation's cumulative undistributable funds from operations ("FFO"), as determined by the Board of Directors of the Corporation, at June 2, 1999 plus (ii) the cumulative amount of FFO, as determined by the Board of Directors of the Corporation, after June 2, 1999 minus (iii) the cumulative amount of distributions accumulated or paid on any other Preferred Stock after the Issue Date.

     "Person". The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series B Preferred or any interest therein, provided that such ownership by such underwriter would not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

     "Preferred Equity Stock." The term "Preferred Equity Stock" shall mean shares of stock that are either Series B Preferred or Series B Excess Preferred.

     "Purported Beneficial Transferee." The term "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Series B Excess Preferred, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Series B Preferred if such Transfer had been valid under Section 8(a) below.

     "Purported Record Transferee". The term "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Series B Excess Preferred Stock, the record holder of the Preferred Equity Stock if such Transfer had been valid under Section 8(a) below.

     "Trading Day" shall mean any day on which the securities in question are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such securities are not quoted on the Nasdaq National Market, in the applicable securities market in which the securities are traded.

     "Transfer". The term "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Preferred Equity Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Preferred Equity Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Preferred Equity Stock), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively Owned (including but not limited to Transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Preferred Equity Stock), and whether by operation of law or otherwise. The term "Transferring" and "Transferred" shall have the correlative meanings.

     "Transfer Agent" means American Stock Transfer & Trust Company, or such other agent or agents of the Corporation as may be designated by the Board of Directors of the Corporation or its designee as the transfer agent for the Series B Preferred.

     "Trust". The term "Trust" shall mean the trust created pursuant to Section 8(k).

     "Trustee". The term "Trustee" shall mean the Person that is appointed by the Corporation pursuant to Section 8(k) to serve as trustee of the Trust, and any successor thereto.

(10) Any determination by the Board of Directors pursuant to the terms of the Series B Preferred shall be final and binding upon the holders thereof and shall be conclusive for all purposes.

Third: The Series B Preferred has been classified and designated by the Board
-----
of Directors under the authority contained in the Charter.

Fourth: These Articles Supplementary have been approved by the Board of
------
Directors in the manner and by the vote required by law.

Fifth: These Articles Supplementary shall be effective at the time the State
-----
Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.

     IN WITNESS WHEREOF, RECKSON ASSOCIATES REALTY CORP. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation, and state under the penalties of perjury that, to the best of their knowledge, information and belief, the matters and facts therein set forth with respect to approval are true in all material respects.


                                             RECKSON ASSOCIATES REALTY CORP.


                                             By:/s/ Scott H. Rechler
                                                -------------------------------
                                                Name:   Scott H. Rechler
                                                Title:  President


      [SEAL]

      ATTEST:

      /s/ Gregg Rechler
      -----------------------------
      Name:  Gregg Rechler
      Title:  Secretary